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                                                                       EXHIBIT 5
                               CHRISTY & VIENER
                               620 FIFTH AVENUE
                         NEW YORK, NEW YORK 10020-2457
                                (212) 632-5500
                             (212) 632-5555 (fax)




                                 June 2, 1995





Sensormatic Electronics Corporation
500 N.W. 12th Avenue
Deerfield Beach, Florida 33442-1795

         Re:     Registration Statement on Form S-3

Gentlemen:

         We have acted as general counsel to Sensormatic Electronics Corporation, a Delaware corporation (the "Corporation"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") being filed under the Securities Act of 1933 for the registration by the Corporation of 300,000 shares of the Corporation's Common Stock (the "Shares") issuable on exercise of warrants owned by Senvest Capital Inc., a Canadian Corporation.

         As general counsel of the Corporation, we have examined and are familiar with the Registration Statement, the Corporation's Restated Certificate of Incorporation and By-Laws, the proceedings of its stockholders, Board of Directors and committees thereof, and such certificates of public officials and such other corporate records and other documents as we have deemed necessary in rendering this opinion.

         Based on the foregoing, we are of the opinion that:

1. The Corporation is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. The Shares have been duly authorized, and, upon issuance pursuant to the exercise of the aforementioned warrants, will be validly issued, fully paid and nonassessable.

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Sensormatic Electronics Corporation
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     We consent to being named in the Registration Statement as attorneys who have passed on legal matters in connection with the Shares and we consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,




                                          /s/ CHRISTY & VIENER